Exhibit 10.9

SHARE SUBSCRIPTION AGREEMENT

This Share Subscription Agreement (this “Agreement”) is made as of April 19, 2019 by and between:

(1)         Luckin Coffee Inc., an exempted company incorporated under the laws of the Cayman Islands (the “Company”); and

(2)         Louis Dreyfus Company B.V., a corporation incorporated under the laws of the Netherlands (the “Purchaser”).

The Purchaser and the Company are sometimes herein referred to each as a “Party” and, collectively, as the “Parties.”

WHEREAS, the Company intends to issue and sell to the Purchaser, and the Purchaser intends to subscribe for, such number of Class A ordinary shares in the Company (the “Class A Ordinary Shares”) through a concurrent private placement at the Offer Price (as defined below) for a total purchase price of no more than US$50,000,000 (the “Commitment”); it being understood that the purchase of Class A Ordinary Shares by the Purchaser as described in the foregoing sentence is subject to the conditions set out herein and subject to, and conditional upon, and will only be made after, the completion of the Offering (as defined below);

WHEREAS, to fufil the Commitment, the Purchaser wishes to subscribe for, and the Company wishes to issue and sell to the Purchaser, Class A Ordinary Shares in a transaction exempt from registration with the United States Securities and Exchange Commission (the “SEC”) pursuant to Regulation S of the U.S. Securities Act of 1933, as amended (“Regulation S” and the “Securities Act,” respectively), as contemplated by this Agreement (the “Private Placement”); and

WHEREAS, the Company is expected to file a registration statement on Form F-1 in April 2019 (as amended from time to time, the “Registration Statement”) with the SEC in connection with the initial public offering (the “Offering”) by the Company of American Depositary Shares (the “ADSs”), each representing certain number of Class A Ordinary Shares as specified in the Registration Statement;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1 Issuance, Sale and Purchase of Class A Ordinary Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below), the Purchaser hereby agrees to purchase, and the Company hereby agrees to issue, sell and deliver to the Purchaser, subject to and conditional upon the completion of the Offering, at the Offer Price, a number of Class A Ordinary Shares (the “Purchased Shares”), free and clear of all liens or encumbrances, equal to the Total Purchase Price (as defined below) divided by the Offer Price. Where applicable, the number of Purchased Shares should be rounded to the nearest whole number of shares. The total purchase price for the Purchased Shares is US$50,000,000 (the “Total Purchase Price”). The “Offer Price” means the price equal to the price per ADS set forth on the cover of the Company’s final prospectus in connection with the Offering (the “Final Prospectus”) divided by the number of Class A Ordinary Shares represented by one ADS. The sale and purchase of the Class A Ordinary Shares by the Company to the Purchaser pursuant to this Section 1.1 shall be made pursuant to and in reliance upon Regulation S.

Section 1.2 Closing.

(a) Closing. Subject to Section 1.3, the closing (the “Closing”) of the sale and purchase of the Class A Ordinary Shares pursuant to Section 1.1 shall take place as soon as practicable after the initial closing of the Offering or at such other date as the Company and the Purchaser may mutually agree in writing. The date of the Closing are referred to herein as the “Closing Date.”

(b)  Payment and Delivery. At the Closing, the Purchaser shall pay and deliver the Total Purchase Price to the Company in U.S. dollars by wire transfer, or by such other method or in such other currency as mutually agreed in writing by the Parties, of immediately available fund to such bank account designated by the Company in writing, and the Company shall deliver one or more duly executed share certificates in original form, registered in the name of the Purchaser, together with a certified true copy of the updated register of the members of the Company, evidencing the Class A Ordinary Shares being issued and sold to the Purchaser.

(c) Restrictive Legend. Each certificate representing the Purchased Shares shall be endorsed with the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED: (A) IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (2) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS OR (3) DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED; AND (B) WITHIN THE UNITED STATES OR TO ANY U.S. PERSON, AS EACH OF THOSE TERMS IS DEFINED IN REGULATION S UNDER THE ACT, DURING THE 40 DAYS FOLLOWING CLOSING OF THE PURCHASE. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.

The Company shall take reasonable efforts to remove the foregoing legend from any certificate(s) representing the Purchased Shares at the time the Purchased Shares are registered under the Securities Act and sold pursuant to such registration, or are sold or to be sold under Rule 144 under the Securities Act (including any conversion of the Purchased Shares into ADSs), or otherwise in connection with a transfer pursuant to an exemption from registration under the Securities Act.

Section 1.3 Closing Conditions.

(a) Conditions of the Purchaser for the Closing. The obligation of the Purchaser to purchase and pay for the Purchased Shares as contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived by the Purchaser in its sole discretion:

(i)  All corporate and other actions required to be taken by the Company in connection with the issuance and sale of the Purchased Shares shall have been completed.

(ii)        Each of the representations and warranties of the Company contained in Section 2.1 of this Agreement shall have been true and correct in all material respects on the date of this Agreement and on and as of the Closing Date; and the Company shall have performed and complied in all material respects with all, and not be in breach or default in any material respects under any agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing Date.

(iii)  No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits, imposes any damages or penalties that are substantial in relation to the Company, or otherwise makes illegal the consummation of the transactions contemplated by this Agreement; and no action, suit, proceeding or investigation shall have been instituted or threatened by a governmental authority of competent jurisdiction that seeks to restrain, enjoin, prevent, prohibit, impose any damages or penalties that are substantial in relation to the Company, or otherwise makes illegal the consummation of the transactions contemplated by this Agreement.

(iv)  The ADSs shall have been listed on the Nasdaq Global Market, subject only to official notice of issuance.

(v)   In connection with the Offering of the ADSs, the Company shall have entered into a deposit agreement (the “Deposit Agreement”) with The Bank of New York Mellon, as depositary (the “Depositary Bank”) which shall provide for the conversion of the Purchased Shares into ADSs upon delivery to the Depositary Bank of the documentation described in Section 3.4 below.

(vi)  The initial closing of the Offering shall have been consummated in accordance with the terms of the underwriting agreement (the “Underwriting Agreement”) relating to the Offering.

(b) Conditions of the Company. The obligation of the Company to issue and sell the Purchased Shares to be sold to and purchased by the Purchaser as contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived in writing by the Company in its sole discretion:

(i)    All corporate and other actions required to be taken by the Purchaser in connection with the purchase of the Purchased Shares shall have been completed.

(ii)   The representations and warranties of the Purchaser contained in Section 2.2 of this Agreement shall have been true and correct in all material respects on the date of this Agreement and on and as of the Closing Date; and the Purchaser shall have performed and complied in all material respects with all, and not be in breach or default in any material respect under any agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the Closing Date.

(iii)  No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits, imposes any damages or penalties that are substantial in relation to the Company, or otherwise makes illegal the consummation of the transactions contemplated by this Agreement; and no action, suit, proceeding or investigation shall have been instituted or threatened by a governmental authority of competent jurisdiction that seeks to restrain, enjoin, prevent, prohibit, impose any damages or penalties that are substantial in relation to the Company, or otherwise makes illegal the consummation of the transactions contemplated by this Agreement.

(iv)  The initial closing of the Offering shall have been consummated in accordance with the terms of the Underwriting Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, as follows:

(a) Organization and Authority.

(i)    The Company is a company duly incorporated as an exempted company with limited liability, validly existing and in good standing under the laws of the Cayman Islands. The Company has all requisite power and authority to carry on its business as presently conducted by it and to carry out the transactions contemplated by this Agreement.

(ii)   The Company has all necessary corporate power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement and the performance of its obligations hereunder have been duly authorized by all requisite action on the part of the Company and its shareholders. This Agreement constitutes the valid and legally binding obligations of the Company, enforceable in accordance with its respective terms and conditions, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) Due Issuance of the Purchased Shares. The Purchased Shares have been duly authorized and, when issued and delivered to and paid for by the Purchaser pursuant to this Agreement, will be validly issued, fully paid and non-assessable and free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, right of first refusal, right of pre-emption, third party right or interest, claim or restriction of any kind or nature, except for restrictions arising under the Securities Act, and upon delivery and entry into the register of members of the Company will transfer to the Purchaser good and valid title to the Purchased Shares.

(c) Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate (A) any provision of the memorandum and articles of association of the Company, or (B) any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government entity or court to which the Company is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which the Company is bound or to which the Company’s assets are subject. There is no action, suit or proceeding, pending or threatened against the Company that questions the validity of this Agreement or the ability of the Company to enter into this Agreement or to consummate the transactions contemplated hereby.

(d) Consents and Approvals. Neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of any of the transactions contemplated hereby, nor the performance by the Company of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been obtained, made or given.

(e) No Registration or Integration.

(i)    The issuance and sale of the Purchased Shares by the Company to the Purchaser contemplated herein comply with the requirements of Regulation S and are exempted from the registration requirements of the Securities Act.

(ii)   The Private Placement will not be integrated with the Offering pursuant to applicable rules and regulations issued under the Securities Act.

(iii)  No directed selling efforts (as defined in Rule 902 of Regulation S) have been made by the Company, any of its affiliates or any person acting on its behalf with respect to any Purchased Shares.

(f) Concurrent Private Sales. The Company has not and will not enter into any commitment to sell Ordinary Shares to any other purchaser in a private placement concurrent with the Offering, the terms of which are more favorable than the terms of the Private Placement set forth in this Agreement, unless the Company offers the same more favorable terms to the Purchaser, which more favorable terms the Purchaser may accept or decline, in whole or in part.

Section 2.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as of the date hereof and as of the Closing Date, as follows:

(a) Organization and Authority.

(i)    The Purchaser is a company duly incorporated, validly existing and in good standing under the laws of the Netherlands. The Purchaser has all requisite power and authority to carry on its business as presently conducted by it and to carry out the transactions contemplated by this Agreement.

(ii)   The Purchaser has all necessary corporate power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Purchaser of this Agreement and the performance of its obligations hereunder have been duly authorized by all requisite action on the part of the Purchaser and its shareholders. This Agreement constitutes the valid and legally binding obligations of the Purchaser, enforceable in accordance with its respective terms and conditions, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) Consents and Approvals. Neither the execution and delivery by the Company of this Agreement, nor the consummation by the Purchaser of any of the transactions contemplated hereby, nor the performance by the Purchaser of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been obtained, made or given.

(c) Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate (A) any provision of the memorandum and articles of association of the Purchaser, or (B) any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government entity or court to which the Purchaser is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which the Purchaser is a party or by which the Purchaser is bound or to which the Purchaser’s assets are subject. There is no action, suit or proceeding, pending or threatened against the Purchaser that questions the validity of this Agreement or the ability of the Purchaser to enter into this Agreement or to consummate the transactions contemplated hereby.

(d) Solicitation. The Purchaser (i) was not identified or contacted through the marketing of the Offering; and (ii) did not contact the Company as a result of any general solicitation.

(e) Experience. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Purchased Shares. The Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment.

(f) Purchase Entirely for Own Account. The Purchaser is acquiring the Purchased Shares that it is purchasing pursuant to this Agreement for investment for its own account for investment purposes only and not with the view to, or with any intention of, resale, distribution or other disposition thereof. The Purchaser does not have any direct or indirect arrangement, or understanding with any other persons to distribute, or regarding the distribution of the Purchased Shares in violation of the Securities Act or any other applicable state securities law.

(g) Restricted Securities. The Purchaser acknowledges that the Purchased Shares are “restricted securities” that have not been registered under the Securities Act or any applicable state securities law. The Purchaser further acknowledges and agrees that, absent an effective registration under the Securities Act, the Purchased Shares may only be offered, sold or otherwise transferred (x) to the Company, (y) outside the United States to non-U.S. persons in accordance with Regulation S under the Securities Act or (z) pursuant to an exemption from registration under the Securities Act.

(h) Information. The Purchaser has been afforded the opportunity to ask questions of and receive answers from representatives of the Company concerning the foregoing, including the terms and conditions of this Agreement; provided, however, neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or by its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the disclosure materials provided by the Company under this Agreement, which include the Company’s Private Placement Memorandum dated March 2019. The Purchaser is not relying on, and has not relied on, any statement, representation or warranty made by any person or any disclosure made in the Registration Statement, except for the statements, representations and warranties contained in this Agreement, the Company’s Private Placement Memorandum dated March 2019. The Purchaser has consulted to the extent deemed appropriate by such Purchaser with such Purchaser’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Purchased Securities and on that basis believes that an investment in the Purchased Securities is suitable and appropriate for such Purchaser.

(i) Not U.S. Person. The Purchaser is not a “U.S. person” as defined in Rule 902 of Regulation S.

(j) Offshore Transaction. The Purchaser has been advised and acknowledges that in issuing the Purchased Shares to the Purchaser pursuant hereto, the Company is relying upon the exemption from registration provided by Regulation S.

ARTICLE III

COVENANTS

Section 3.1 Distribution Compliance Period. The Purchaser agrees not to resell, pledge or transfer any Purchased Shares within the United States or to any U.S. Person, as each of those terms is defined in Regulation S, during the 40 days following the Closing Date.

Section 3.2 Standstill.

(a) The Purchaser hereby agrees that, without the prior written approval of the Company, the Purchaser and its affiliates and any person acting on behalf of or in concert with the Purchaser or any of its affiliates will not, for a period of one year from the date of this Agreement, acquire additional shares in the Company, as a result of which the Purchaser owns, directly or indirectly, 5% or more of the total outstanding shares of Voting Securities (as defined below) of the Company, calculated on a basis that includes all ordinary shares actually outstanding. “Voting Securities” shall mean the ordinary shares (including Class A Ordinary Shares represented by the Company’s ADSs) and any other securities entitled to vote generally for the election of directors of the Company. For the avoidance of doubt, the Purchased Shares acquired by the Purchaser on the Closing Date under this Agreement are not “additional” Class A Ordinary Shares for purposes of this Section 3.2(a).

(b) The Purchaser hereby agrees that, without the prior written approval of the Company, the Purchaser will not, and will use its best efforts to cause its affiliates and any person acting on behalf of or in concert with the Purchaser or any of its affiliates not to, for a period of one year from the date of this Agreement, directly or indirectly, acting alone or with others, assist, support, encourage, finance, participate with or advise any other person’s or entity’s efforts to:

(i)  acquire, agree to acquire, propose, seek or offer to acquire, or facilitate the acquisition or ownership of, any securities or assets of the Company or any of its subsidiaries, or any warrant, option or other right to acquire any such securities or assets,

(ii)  propose a merger, business combination, tender or exchange offer, share exchange, recapitalization, consolidation or other similar transaction involving the Company or any of its subsidiaries;

(iii)  make, or in any way participate or engage in, any solicitation of proxies to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the Company;

(iv)  form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act), or act in concert with any person with respect to the securities of the Company or any of its subsidiaries in an attempt to circumvent the provisions of this Agreement;

(v)  otherwise act, alone or in concert with others, to seek to control or influence the management or the policies of the Company;

(vi)  propose or offer to purchase, lease or otherwise acquire all or a substantial portion of the assets of the Company or any of its subsidiaries;

(vii)  solicit or participate in the solicitation of any proxies or consents with respect to the voting securities of the Company or any of its subsidiaries; or

(viii)  (A) enter into any substantial discussions or arrangements with any third party with respect to, (B) disclose any intention, plan or arrangement prohibited by or inconsistent with, or (C) advise, assist or encourage or enter into any discussions, negotiations, agreements or arrangements with any other persons in connection with, any of the foregoing.

Section 3.3 Further Assurances. From the date of this Agreement until the Closing Date, the Parties shall use their best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby.

Section 3.4 Conversion. The Purchaser shall have the right to convert, and the Company shall procure the conversion of the Purchased Shares into ADSs pursuant to the Deposit Agreement and applicable laws and regulations upon (i) delivery by the Purchaser of an opinion of counsel to the Company or its duly appointed transfer agent, pursuant to Section 1.2(c) of this Agreement, in support of removal of the restrictive legend from each certificate representing the Purchased Shares; and (ii) delivery by the Purchaser to the Depositary Bank or its duly authorized custodian or agent of (A) written instructions requesting the conversion of the Purchased Shares into ADSs, (B) the certificates representing the Purchased Shares, duly endorsed for transfer, (C) the applicable service fees of the Depositary and (D) written instructions as to the delivery of the ADSs to the Purchaser. In connection with the conversion of the Purchased Shares into ADSs, the Purchaser shall also deliver to the Depositary Bank such other customary documents that are required from the Purchaser by the Depositary Bank.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Governing Law; Arbitration. This Agreement shall be governed and interpreted in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof. Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules then in force. There shall be one arbitrator, which shall be appointed by the Purchaser. The language to be used in the arbitration proceedings shall be English.

Section 4.2 Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Parties hereto.

Section 4.3 Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, each of the Company and the Purchaser and their respective heirs, successors and permitted assigns and legal representatives.

Section 4.4 Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by the Company or the Purchaser without the express written consent of the other Parties, except that the Purchaser may assign all or any of its rights and obligations hereunder to any affiliate of Purchaser without the consent of the other Parties, provided that no such assignment shall relieve the Purchaser of its obligations hereunder if such assignee does not perform such obligations. Any purported assignment in violation of the foregoing sentence shall be null and void.

Section 4.5 Notices. All notices, requests and other communications to any Party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested and properly addressed as follows::

If to the Purchaser, at:
Westblaak 92, 3012 Rotterdam, Netherlands
Attn: the board of directors

With copies to:

Louis Dreyfus Company Asia Pte. Ltd.
12 Marina Boulevard, Marina Bay Financial Centre, Tower 3 #33-03 Singapore 018982
Attn: Massimiliano Talli

Norton Rose Fulbright (Asia) LLP
9 Straits View, Marina One West Tower, #09-09
Singapore, 018937
Attn: Craig Loveless

If to the Company, at:

17F Block A, Tefang Portman Tower
No. 81 Zhanhong Road
Siming District, Xiamen, Fujian
People’s Republic of China, 361008
Attn: Chief Financial Officer

With copies to:

Davis Polk & Wardwell LLP
2201 China World Office 2
1 Jian Guo Men Wai Avenue
Chaoyang District, Beijing
People’s Republic of China, 100004
Attn: Li He, Esq.

Any Party may change its address for purposes of this Section 4.5 by giving the other Party hereto written notice of the new address in the manner set forth above.

Section 4.6 Entire Agreement. This Agreement constitutes the entire understanding and agreement between the Parties hereto with respect to the matters covered hereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby are merged and superseded by this Agreement.

Section 4.7 Severability; Separate Obligations. If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

Section 4.8 Fees and Expenses. Each of the Purchaser and the Company will bear all expenses incurred by itself in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement.

Section 4.9 Public Announcements. None of the Parties to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with any news media without the prior written consent of the Purchaser and the Company unless otherwise required by applicable laws and regulations of applicable stock exchange(s), and the Parties to this Agreement shall cooperate as to the timing and contents of any such press release, public announcement or communication.

Section 4.10 Specific Performance. The Parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 4.11 Termination. In the event that the Closing shall not have occurred by June 30, 2019, this Agreement shall be terminated unless the Parties mutually agree in writing by June 30, 2019 to provide for a later date.

Section 4.12 Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

Luckin Coffee Inc.

By:	/s/ Reinout Hendrik Schakel
Name:	Reinout Hendrik Schakel
Title:	CFO

[SIGNATURE PAGE TO SHARE SUBSCRIPTION AGREEment]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

Louis Dreyfus Company B.V.

By:	/s/ Massimiliano Talli
Name:	Massimiliano Talli
Title:	Asia Legal Head
(acting under power of attorney dated 18 April 2019)

[SIGNATURE PAGE TO SHARE SUBSCRIPTION AGREEment]